As filed with the Securities and Exchange Commission on November 7, 1994
                                                     Registration No. 33___
   ========================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                       ___________________________________
                                   FORM S-8
                            Registration Statement
                                     Under
                          The Securities Act of 1933
                       ___________________________________
                           SCOTSMAN INDUSTRIES, INC.
            (Exact name of registrant as specified in its charter)

                  Delaware                           36-3635892
             (State or other jurisdiction of         (I.R.S. employer
             incorporation or organization)          identification no.)

                          775 Corporate Woods Parkway
                         Vernon Hills, Illinois 60061
         (Address of principal executive offices, including zip code)


                             THE DELFIELD COMPANY
               401(k) SAVINGS AND PROFIT SHARING RETIREMENT PLAN
                           (Full title of the plan)

                               Donald D. Holmes
                            Vice President-Finance
                           Scotsman Industries, Inc.
                          775 Corporate Woods Parkway
                         Vernon Hills, Illinois 60061
                    (Name and address of agent for service)

                                (708) 215-4447
         (Telephone number, including area code, of agent for service)

                                With a copy to:

                              Shirley M. Lukitsch
                             Schiff Hardin & Waite
                               7200 Sears Tower
                            Chicago, Illinois 60606
                                (312) 258-5602
                       _________________________________

                        CALCULATION OF REGISTRATION FEE
   ========================================================================

                                                                   Proposed         Proposed
                                                    Amount          maximum          maximum
        Title of Securities to be Registered        to be       offering price      aggregate          Amount of
                                                registered (1)    per share      offering price     registration fee
                                                                     (2)               (2)                (2)
     Common Stock, par value $.10 per share
     (including associated Common Stock
     Purchase Rights)                              200,000         $15.875         $3,175,000          $1,094.83
     Interests in the Plan                           (3)             (3)               (3)                (3)

     ========================================================================





   (1) Based upon the number of shares that would be purchased by the trustee of the trust established in connection with The Delfield Company 401(k) Savings and Profit Sharing Retirement Plan during the two-year period beginning with the effective date of this Registration Statement, if the estimated aggregate employee contributions during such period were invested in such Common Stock at $15.875 per share, the average of the high and low sales prices reported on the New York Stock Exchange consolidated reporting system on November 2, 1994. No maximum number of shares are issuable under the Plan.

   (2) Estimated on the basis of $15.875 per share, the average of the high and low sales prices as quoted on the New York Stock Exchange consolidated reporting system on November 2, 1994, pursuant to Rule 457(h) and 457(c).

   (3) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein for which no separate fee is required.





































                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   Item 3.   Incorporation of Documents by Reference.

             The following documents which have been filed by Scotsman Industries, Inc. (the "Registrant") or The Delfield Company 401(k) Savings and Profit Sharing Retirement Plan (the "Plan") are incorporated herein by reference:

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended January 2, 1994;

        (b) The Registrant's Quarterly Reports on Form 10-Q for the quarterly periods ended April 3, 1994 and July 3, 1994 and Current Reports on Form 8-K, dated January 13, 1994, February 18, 1994 and April 29, 1994;


        (c) The description of the Registrant's Common Stock, par value $.10 per share, and the Common Stock Purchase Rights contained in the Registrant's Registration Statement on Form 10, filed with the Securities and Exchange Commission (the "Commission") on February 14, 1989, as amended by Amendment No. 1 on Form 8, filed with the Commission on March 14, 1989, Amendment No. 2 on Form 8, filed with the Commission on March 23, 1989, Amendment No. 3 on Form 8, filed with the Commission on March 27, 1989 and Amendment No. 4 on Form 10/A, filed with the Commission on January 27, 1994; and

        (d) The Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 1993.

             All documents subsequently filed by the Registrant and/or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of filing of such documents.

   Item 4.   Description of Securities.


             Not applicable.

   Item 5.   Interests of Named Experts and Counsel.

             Not applicable.








   Item 6.   Indemnification of Directors and Officers.

             Under the General Corporation Law of the State of Delaware (the "Delaware Law"), directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation--a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorney's fees) incurred in connection with the defense or settlement of such an action, and the Delaware Law requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the company.


             Article Ninth of the Restated Certificate of Incorporation of the Registrant ("Article Ninth") provides that each person who was or is made a party to, or is involved in, any action, suit or proceeding by reason of the fact that he or she is or was a director, officer or employee of the Registrant (or was serving at the request of the Registrant as a director, officer, employee or agent for another entity) will be indemnified and held harmless by the Registrant, to the full extent authorized by the Delaware Law, as currently in effect (or, to the extent indemnification is broadened, as it may be amended) against all expense, liability or loss (including attorneys' fees, judgments, fines, Employee Retirement Income Security Act excise taxes or penalties and amounts to be paid in settlement) reasonably incurred by such person in connection therewith. Article Ninth provides that the rights conferred thereby are contract rights and will include the right to be paid by the Registrant for the expenses incurred in defending the proceedings specified above, in advance of their final disposition, except that, if the Delaware Law so requires, such payment will only be made upon delivery to the Registrant by the indemnified party of an undertaking to repay all amounts so advanced if it is ultimately determined that the person receiving such payments is not entitled to be indemnified under such provision or otherwise. Article Ninth provides that the Registrant may, by action of its board of directors, provide indemnification to its agents with the same scope and effect as the foregoing indemnification of directors, officers and employees.


             Article Ninth provides that persons indemnified thereunder may bring suit against the Registrant to recover unpaid amounts claimed thereunder, and that if such suit is successful, the expense of bringing such a suit will be reimbursed by the Registrant. Article Ninth further provides that while it is a defense to such a suit that the person claiming indemnification has not met the applicable standards of conduct






   making indemnification permissible under the Delaware Law, the burden of proving the defense will be on the Registrant and neither the failure of the Registrant's board of directors to have made a determination that indemnification is proper nor an actual determination that the claimant has not met the applicable standard of conduct will be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

             Article Ninth provides that the rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred therein will not be exclusive of any other right which any person may have or acquire under any statute, provision of the Registrant's Restated Certificate of Incorporation or By-Laws, or otherwise. Finally, Article Ninth provides that the Registrant may maintain insurance, at its expense, to protect itself and any of its directors, officers, employees or agents against any expense, liability or loss, whether or not the Registrant would have the power to indemnify such person against such expense, liability or loss under the

   Delaware Law.

             The Registrant has insurance which insures directors and officers of the Registrant for acts committed in their capacity as directors and officers or claims made against them by reason of their status as directors or officers, except for and to the extent the Registrant has indemnified the directors or officers.

   Item 8.   Exhibits.

             The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this registration statement on page 8 hereof.

   Item 9.   Undertakings.

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)    To include any prospectus required by
             Section 10(a)(3) of the Securities Act of 1933;

                  (ii)   To reflect in the prospectus any facts

             or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;







                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

   provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as






   expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

             The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Vernon Hills, State of Illinois, on November 4, 1994.

                                      SCOTSMAN INDUSTRIES, INC.
                                           (Registrant)



                                      By:/s/ Richard C. Osborne

                                         _______________________________
                                           Richard C. Osborne
                                           Chairman of the Board, President
                                             and Chief Executive Officer

                               POWER OF ATTORNEY

             Each person whose signature appears below appoints Richard C. Osborne and Donald D. Holmes or either of them, as such person's true and lawful attorneys to execute in the name of each such person, and to file, any amendments to this registration statement that either of such attorneys will deem necessary or desirable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission with respect thereto, in connection with the registration of the shares of Common Stock (and the Common Stock Purchase Rights attached thereto) and interests in the Plan that are subject to this registration statement, which amendments may make such changes in such registration statement as either of the above-named attorneys deems appropriate, and to comply with the undertakings of the Registrant made in connection with this registration statement; and each of the undersigned hereby ratifies all that either of said attorneys will do or cause to be done by virtue hereof.

             Pursuant to the requirements of the Securities Act of 1933,

   this registration statement has been signed by the following persons in the capacities and on the dates indicated.











        Signature                     Title                        Date
        ---------                     -----                        ----

   /s/ Richard C. Osborne   Chairman of the Board,        November 4, 1994
   ----------------------   President, Chief Executive
   Richard C. Osborne       Officer and Director
                            (Principal Executive Officer)


   /s/ Donald D. Holmes     Vice President -- Finance     November 4, 1994
   ----------------------   (Principal Financial and
   Donald D. Holmes         Accounting Officer)


   /s/ Donald C. Clark           Director                 November 4, 1994
   ----------------------
   Donald C. Clark



   /s/ Frank W. Considine        Director                 November 4, 1994
   ----------------------
   Frank W. Considine


   ----------------------        Director                 November --, 1994
   Timothy C. Collins


   /s/ Matthew O. Diggs, Jr.     Director                 November 4, 1994
   -------------------------
   Matthew O. Diggs, Jr.


   -------------------------     Director                 November --, 1994
   George D. Kennedy


   /s/ James J. O'Connor         Director                 November 4, 1994
   -------------------------
   James J. O'Connor


   /s/ Robert G. Rettig          Director                 November 4, 1994

   -------------------------
   Robert G. Rettig











             The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned trustees, thereunto duly authorized, in the Village of Vernon Hills, State of Illinois, on November 4, 1994.



                                           /s/ Kevin E. McCrone
                                           ----------------------------
                                                Kevin E. McCrone


                                           /s/ W. Joseph Manifold
                                           -----------------------------
                                                W. Joseph Manifold



                                           /s/ Ronald A. Anderson
                                           ------------------------------
                                                Ronald A. Anderson




































                                 EXHIBIT INDEX

   Exhibit
   Number                   Description                            Page No.
   --------                 ------------                           --------

   4.1            The Delfield Company 401(k) Savings and              12
                  Profit Sharing Plan, as amended and
                  restated effective January 1, 1992, and as further amended by First Amendment to The
                  Delfield Company 401(k) Savings and Profit
                  Sharing Retirement Plan, dated December
                  29, 1992, Second Amendment to The Delfield
                  Company 401(k) Savings and Profit Sharing
                  Retirement Plan, dated March 15, 1993, and
                  Third Amendment to The Delfield Company
                  401(k) Savings and Profit Sharing Plan,
                  dated November 1, 1994.


   4.2 Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to the Registrant's 10-K for the fiscal year ended December 31, 1989, File No. 0-10182).

   4.3            By-Laws of the Registrant, as amended
                  (incorporated herein by reference to the Registrant's 8-K, dated June 21, 1991,
                  File No. 0-10182).

   4.4 Rights Agreement, dated as of April 14, 1989, between Scotsman Industries, Inc. and Harris Trust & Savings Bank (incorporated herein by reference to the Registrant's 8-K, dated April 25, 1989, File No. 0-10182), as amended by Amendment No. 1 thereto, dated as of January 11, 1994 (incorporated herein by reference to Scotsman Industries, Inc. Amendment No. 4 to General Form for Registration of Securities on Form 10/A, as filed with the Commission on January 27, 1994, File No. 0-10182).


   5              Opinion of Schiff Hardin & Waite.                   111

   23.1           Consent of Arthur Andersen LLP                      115









   Exhibit
   Number                   Description                        Page No.
   --------                 ------------                       --------

   23.2           Consent of Schiff Hardin & Waite
                  (contained in their opinion filed as
                  Exhibit 5).

   24             Powers of Attorney (contained on the
                  signature pages hereto).










































